Exhibit 10.52
AGREEMENT RESPECTING
NONCOMPETITION AND NONSOLICITATION
     This AGREEMENT RESPECTING NONCOMPETITION AND NONSOLICITATION (this “Agreement”) is entered into this 5th day of May 2008, by and between Mark Foster (“Foster”) and NeuStar, Inc. (together with its affiliates and successors, “NeuStar”) (hereinafter collectively referred to as “the Parties”).
     WHEREAS, Foster has been employed by NeuStar since November 1999 and has entered into a Status Change Agreement, dated May 5, 2008, whereby he will become a consultant of NeuStar on May 7, 2008 (the “Status Change Date”);
     NOW, THEREFORE, in consideration of the compensation and benefits to be provided to Foster by NeuStar as an employee through the Status Change Date and as a consultant on and after the Status Change Date, and the mutual covenants described below, the Parties agree as follows:
     1. Noncompetition. Foster acknowledges that his employment with NeuStar has created a relationship of confidence and trust between Foster and NeuStar. During the term of Foster’s employment, Foster has obtained Confidential Information (within the meaning of Paragraph 3) with regard to NeuStar, its officers, directors and employees and/or its clients, customers and vendors and has obtained contacts, training and experience. Foster acknowledges and agrees that there is a substantial probability that such Confidential Information, contacts, training and experience could be used to the substantial advantage of a competitor of NeuStar and/or to NeuStar’s substantial detriment. Therefore, in consideration for Foster’s continued employment through the Status Change Date and his retention as a consultant on and after the Status Change Date, Foster agrees that during his employment and consultancy with NeuStar and prior to the date which is the later of (a) 18 months after the Status Change Date or (b) 12 months after the termination of Foster’s consultancy with NeuStar, with respect to any state or country in which NeuStar engaged in business during Foster’s employment or consultancy term, Foster shall not participate or engage, directly or indirectly, for himself or on behalf of or in conjunction with any person, partnership, corporation, or other entity, whether as an employee, agent, officer, director, shareholder, partner, joint venturer, investor or otherwise, in any business competitive with a business undertaken by NeuStar or by Foster in relation to his work for NeuStar at any time during Foster’s employment or consultancy term. For purposes of this paragraph, such business shall include but not be limited to the activities of numbering, number management, internet domains, web performance and network monitoring, communication registries, and infrastructure services relating to mobile data and messaging.
     Nowithstanding the foregoing, nothing herein shall prohibit Foster from being employed by, or holding a passive or indirect equity ownership in, any person or entity that has operations that compete with NeuStar so long as Foster does not personally participate in the management of, or provide strategic advice to, the operations of such person or entity that compete with NeuStar.
     2. Nonsolicitation. Foster agrees that during his employment and consultancy with NeuStar and for 18 months thereafter, Foster shall not engage in Solicitation, whether for Foster’s own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than NeuStar). “Solicitation” means any of the following, or an attempt to do any of the following: (i) recruiting, soliciting or inducing any non-clerical employee or consultant of NeuStar (including, but not limited to, any independent sales representative or organization) to terminate his or her employment with, or otherwise cease or reduce his or her relationship with, NeuStar; (ii) hiring or assisting another person or entity to hire any non-clerical employee or consultant of NeuStar or any person who within 12 months before was such a person; or (iii) soliciting or inducing any person or entity (including any person who within the preceding 12 months was a customer or client of NeuStar) to terminate, suspend, reduce, or diminish in any way its relationship with or prospective relationship with NeuStar. The placement of general classified or “help wanted” advertisements and/or general solicitations to the public at large, and the hiring of any person who responds to such advertisements or solications, shall not constitute a violation of this Paragraph 2 unless Foster’s name is contained in such advertisements or solicitations.
     3. Nondisparagement. Each Party agrees not to issue or communicate, directly or indirectly, any public statement (or statement likely to become public) that disparages, denigrates, maligns or impugns the other Party or its officers, directors, employees, products or services, except truthful responses to legal process or governmental inquiry or by Foster in carrying out his duties for NeuStar.
     4. Consideration. Foster acknowledges and agrees that the covenants provided for in this Agreement, including the term of the restricted period, the range of activities and the geographic area encompassed in such covenants, are reasonable and necessary in order to protect NeuStar in the conduct of its business and the utilization of its assets. Foster agrees that the prohibitions and restrictions in this Agreement will not prevent Foster from earning a livelihood after the termination of his employment and consultancy. Foster further agrees that his continued employment and consultancy, and the compensation and benefits to be provided by NeuStar in connection with such employment and consultancy, are in consideration of his entering into this Agreement.
     5. Interpretation. If any restriction with regard to this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be deemed amended to extend over the maximum period of time, range of activities and/or geographic area to which it may be enforceable.
     6. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
     7. Waiver of Rights. No delay or omission by NeuStar in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by NeuStar on any one occasion is effective only in that instance and will not be construed as a bar to, or waiver of, any right on any other occasion.
     8. Equitable Remedies. The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of NeuStar and are considered by Foster to be reasonable for such purpose. Foster agrees that any breach or threatened breach of this

Agreement is likely to cause NeuStar substantial and irreparable damage and therefore, in the event of any such breach or threatened breach, Foster agrees that NeuStar, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief. In addition, Foster acknowledges that NeuStar may, in its sole discretion, upon or after termination of Foster’s employment or consultancy with NeuStar, notify any future employer of Foster or other person or entity with which Foster has dealings of his obligations under this Agreement.
     9. Stay of Time. In the event that Foster violates Paragraph 1 or 2 of this Agreement, the running of the time period of such provision so violated shall be automatically suspended on the date of such violation and shall resume on the date such violation permanently ceases.
     10. Assignability. NeuStar may assign this Agreement to any of its affiliates.
     11. Amendment. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed by and delivered on behalf of Foster and NeuStar.
     12. Governing Law. The parties agree that this Agreement, and all rights and obligations hereunder, shall be deemed to have been made in the Commonwealth of Virginia, shall take effect as an instrument under seal within Virginia, and shall be governed by and construed in accordance with Virginia law, without giving effect to conflict of law principles. Any action, demand, claim or counterclaim relating to the terms and provisions of this Agreement, or to its formation or breach, shall be commenced in Virginia in state or federal court, and venue for such actions shall lie exclusively in Virginia. Foster and NeuStar consent to the jurisdiction of such a court.
     13. Signature in Counterparts. This Agreement may be signed in counterparts.
     14. FOSTER ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.
     IN WITNESS WHEREOF, the Parties to this Agreement Respecting Noncompetition and Nonsolicitation have executed this instrument on the date(s) set forth below.

MARK FOSTER

/s/ Mark Foster		Date:	May 6, 2008

NEUSTAR, INC.

By:	/s/ Jeffrey A. Babka	Date:	5/5/08

Name: Jeffrey A. Babka
Title: Senior Vice President and Chief Financial Officer